Exhibit 99.1

For Immediate Release

Microbot Medical Closes Asset Sale; Proceeds will be Used to Further Develop its

Innovative Micro-robotic Technologies

Hingham, MA – December 1, 2016 – Microbot Medical Inc. (Nasdaq: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, closed the previously disclosed asset purchase agreement with BOCO Silicon Valley, Inc., a wholly-owned subsidiary of Bright Oceans Corporation, for proceeds to the Company of $3,460,000. These proceeds include $255,000 which was previously paid to the Company’s predecessor, StemCells Inc., and $400,000 which will be held in escrow for 12 months to assure performance of contractual representations and warranties, but exclude consulting fees paid directly from escrow at closing to former StemCells employees involved in the asset transfer.

The transferred assets included stem and progenitor cell lines that belonged to the predecessor company, StemCells, which completed a merger with the Company on November 28, 2016. The resources from the asset sale will be used to further develop the Company’s transformational micro-robotic technologies that are designed to treat and diagnose various medical conditions. The Company’s initial products are expected to address the unmet medical needs for Cerebrospinal Fluid (CSF) and Gastrointestinal (GI), and are expected to be submitted the FDA in the near future.

“The proceeds enhance our balance sheet in a non-dilutive manner and allow us to add key management hires as well as continue focusing on the development of our innovative micro-robotic technologies,” commented Harel Gadot, Chairman and Chief Executive Officer. “The products borne from these technologies will allow us to enhance the quality of life and address unmet medical needs impacting millions of patients globally.”

About Microbot Medical Inc.

Microbot Medical Inc. is a medical device company specializing in the design and development of transformational micro-robotic medical technologies. The Company is primarily focused on leveraging its micro-robotic technologies with the goal of allowing more physicians to treat more patients while improving surgical outcomes for the patients. The Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and TipCAT, a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

EVC Group

Michael Polyviou/Doug Sherk - Investors

mpolyviou@evcgroup.com; dsherk@evcgroup.com

212-850-6020; 415-652-9100

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